Exhibit (a)(5)

KLA- Tencor

Accelerating Yield

HOME

E MAIL

CONTACT US

LOG OUT

ADMINISTRATION

EXCHANGE INFO

MAKE AN ELECTION

Welcome to the KLA-Tencor Tender Offer Website

Make An Election

Offer to Amend Or Replace

Stock Option Amendment and Special Bonus Agreement

Instruction to Election Form

FAQ